UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2023

STREETEX CORP.

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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-249576 ------------------------------- (Commission File Number)	98-1446177 ------------------------------------- (IRS Employer Identification No.)

Handelstr.1,

Linkenheim-Hochstetten, DE 76351

Tel. (725) 210-5515

Email: streetexcorp@yahoo.com

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company (X)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Item 5.06 Change in Shell Company Status.

Streetex Corp. (the “Company”, “we”, “us” “our”) is a startup company that operates in the field of business video advertisement for both business entities and private individuals. Our company aims to provide high-quality and effective video production and advertisement services that can help our clients promote their brands, products, and services in a visually appealing and engaging manner. We believe that our innovative approach, cutting-edge technology, and talented team of professionals will allow us to deliver exceptional results to our clients and establish ourselves as a leading provider in this industry.

Streetex Corp. developed website with the domain name https://streetexvideo.com and started active marketing campaign to promote its services via website.

We entered into three service agreements. The total amount of these agreements is $25,000.

Based on the forgoing information, we believe that we are no longer a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREETEX CORP.

By:        /s/ Stefan Dubs

Name:        Stefan Dubs

Title:        President

Date: May 22, 2023